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     COMMON STOCK                                           COMMON STOCK

                                 [JORE LOGO]

NUMBER                                                                   SHARES

                                                           SEE REVERSE FOR
                                                         CERTAIN DEFINITIONS
                                                      AND TRANSFER RESTRICTIONS

                       WHERE INNOVATION MEETS REALITY-TM-

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES, WITHOUT PAR VALUE, OF THE COMMON STOCK OF

------------------------------ JORE CORPORATION -------------------------------

(hereinafter called the "Company") transferable on the books of the Company by said owner in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto, copies of which are on file at the office of the Transfer Agent, and the holder hereof by acceptance of this certificate

     WITNESS, the facsimile signatures of the duly authorized officers of the Corporation.

Dated:



/s/ illegible                                    /s/ illegible
    SECRETARY                                        PRESIDENT

COUNTERSIGNED AND REGISTERED:
     CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
          TRANSFER AGENT AND REGISTRAR
BY:

                         AUTHORIZED SIGNATURE